G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)


February 15, 2002

Securities and Exchange Commission
Washington, DC 20549

Gentlemen/Madams:

I was previously principal accountant for Media and Entertainment.com, Inc. (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2000. Effective January 9, 2002, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K/A for January 9, 2002, which is dated February 15, 2002 and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Chavez & Koch, CPA's, Ltd. was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Sincerely,


/s/Brad Beckstead
----------------------
G. Brad Beckstead, CPA